ACQUISITION AND PARTICIPATION AGREEMENT


     This Acquisition and Participation Agreement (this "Agreement") is executed as of the 21st day of October, 1999, by Brigham Oil & Gas, L.P. ("BOG") and Aspect Resources LLC ("Aspect") (BOG and Aspect are herein collectively called "Parties" or "Participants" and individually called a "Party" or a "Participant").

                                    Recitals:

(a) BOG currently owns interests in and to the oil and gas leases described in Exhibit A hereto (such leases, insofar only as they cover the lands described in Exhibit A hereto, and further as heretofore amended or extended, are herein called the "BOG Leases") and proprietary interpretations of certain geological and/or geophysical information relating to the AMI Lands, as hereinafter defined (the "G & G Data").

(b) Aspect desires to acquire from BOG, and BOG agrees to assign to Aspect, a share of the undivided interest of BOG in the BOG Leases and the right to use the G & G Data, all upon and subject to the terms and conditions hereof.

(c) BOG and Aspect further desire to establish an area of mutual interest covering all of the AMI Lands, and agree upon a scheme of joint operation thereof, all upon and subject to the terms and conditions hereof.

                                 Defined Terms:

     "Acquired Interest" shall have the meaning assigned to it in Section 2.2.

     "Affiliate" means (a) any Person directly or indirectly owning, controlling or holding with power to vote 50% or more of the outstanding voting securities of any other Person, (b) any Person 50% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by any other Person, (c) any Person directly or indirectly controlling, controlled by or under common control with any other Person, and (d) any officer, director, partner or sanguinal or affinal kin of any other Person or any Person described in subsection (c) of this paragraph; as used in this definition, the term "Person" means an individual, an estate, a corporation, a partnership, an association, a joint stock company, a limited liability company, a joint venture, a trust and any other legally recognized entity.

     "AMI" shall have the meaning assigned to it in Section 2.1(a).

     "AMI Lands" shall mean the lands described in Exhibit A hereto.

     "AMI Party" and "AMI Parties" shall have the meaning(s) assigned to them in
Article II.

     "AMI Term" shall have the meaning assigned to it in Section 2.1(b).



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     "BOG Leases" has the meaning assigned to it in the Recitals.

     "BOG/Aspect  Assignment"  shall have the meaning  assigned to it in Section
3.1.

     "Business Days" means all days of the week, other than Saturday, Sunday or any legal holiday on which commercial banks in Texas are closed for business.

     "Code" shall have the meaning assigned to it in Section 1.1.

     "Dickson Prospect" has the meaning assigned to it in Section 4.1.

     "Effective Date" shall have the meaning assigned to it in the BOG/Aspect Assignment.

     "Farm-In" means a farm-in or any other agreement, other than a Lease or Option, that affords the holder the right to earn or otherwise acquire an interest in oil, gas or other minerals, whether leasehold, fee, royalty, overriding royalty or otherwise.

     "G & G Data" has the meaning assigned to it in the Recitals.

     "Initial Well" means, as to any particular Prospect Area, the first well drilled hereunder in such Prospect Area.

     "JOA" means an Operating Agreement in substantially the form attached hereto as Exhibit E, with each Prospect Area to be covered by a separate JOA.

     "Lease" means an oil, gas and/or mineral lease, fee interest or mineral servitude affording the holder the right to explore for, develop and produce oil, gas and/or other minerals.

     "Option" means an agreement affording the holder an option, exercisable upon certain circumstances, to acquire a Lease.

     "Ownership Interest Share" or "Participation Share" shall mean, relative to any particular Prospect Area and unless expressly provided otherwise herein, the respective interests set out for each of BOG and Aspect in Exhibit C hereto; provided that, in the event fewer than all of the AMI Parties elect to participate in any particular Acquired Interest within a Prospect Area, the Ownership Interest Shares and Participation Shares shall be adjusted as to such Acquired Interest as more particularly described in Article II, below.

     "Participant(s)" shall have the meaning assigned to it in the introductory paragraph.

     "Party" shall have the meaning assigned to it in the introductory paragraph.

     "Prospect Areas" means all of the lands described in Parts One through Four of Exhibit A hereto, with the lands described in any one of such parts of Exhibit A being individually called a "Prospect Area".

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

     "Subsequent Well" means, relative to any particular Prospect Area, any well drilled hereunder after the drilling of the Initial Well for such Prospect Area.

                                    ARTICLE I
                             Relationship of Parties

     Section 1.1. Several Liability. The liabilities, covenants and undertakings of the Parties are several, not joint or collective. Under no circumstances shall any Party be considered a fiduciary to any other Party, nor shall there otherwise be a confidential, special or other relationship of trust created between any one or more Parties under or by virtue of this Agreement.

     Section 1.2. No Partnership. It is not the intention of the Parties to create, nor shall this Agreement be deemed as creating a joint venture or a mining, tax or other partnership or association or to otherwise render the Parties liable as co-venturers or partners. However, if for federal income tax purposes, this Agreement and the operations hereunder are regarded as a partnership, each Party thereby affected elects to be excluded from the application of all of the provisions of Subchapter "K," Chapter 1, Subtitle "A," of the Internal Revenue Code of 1986, as amended (hereinafter referred to as the "Code"), as permitted and authorized by Section 761 of the Code and the regulations promulgated thereunder. Should there be any requirement that each Party hereby affected give further evidence of this election, each such Party shall execute such documents and furnish such other evidence as may be required by the federal Internal Revenue Service or as may be necessary to evidence this election. No Party shall give any notice or take any other action inconsistent with the election made hereby. In making the foregoing election, each Party states that the income derived by such Party from operations hereunder can be adequately determined without the computation of partnership taxable income.

                                   ARTICLE II
                             Area of Mutual Interest

     Section 2.1. Establishing an Area of Mutual Interest.

     (a) BOG and Aspect hereby establish an area of mutual interest ("AMI") which shall encompass the AMI Lands (as used in this Article II, BOG and Aspect are herein collectively called the "AMI Parties" and individually called an "AMI Party").

     (b) The AMI shall remain in force for a term of three years, unless sooner terminated by mutual agreement of the Parties (the "AMI Term ").

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     Section 2.2.  Notification and Response  Procedures.  In the event that any
AMI Party acquires or proposes to acquire, at any time during the AMI Term, by purchase, exchange, gift or otherwise, a Lease, Option or a Farm-In covering lands, any part of which are located within the AMI (such Leases, Options and Farm-Ins, insofar and only insofar as they cover lands within the AMI, are herein called "Acquired Interests"), such AMI Party (the "Acquiring Party") shall notify the other AMI Parties (the "Notified Parties"), in writing, of such acquisition or proposed acquisition and the initial consideration paid or to be paid for the Acquired Interest. Each Notified Party shall, within thirty (30) days after receipt of such a notice from the Acquiring Party, notify the
Acquiring  Party,  in  writing,   whether  it  wishes  to  participate  in  such
acquisition; provided that failure to respond within the time and in the manner set forth above shall be deemed to be an election to not participate in such
acquisition.   However,  if  a  Notified  Party  reasonably  desires  additional information with respect to an Acquired Interest before it makes its election whether or not to participate in the acquisition of an Acquired Interest, such Notified Party may notify the Acquiring Party in writing within fifteen (15) days of its receipt of the Acquiring Party's notice, detailing in such notice to the Acquiring Party the additional information reasonably desired by such Notified Party, and such Notified Party shall have fifteen (15) days from the date of its receipt of the additional information it has reasonably requested from the Acquiring Party in which to make its election whether to participate in the acquisition of the Acquired Interest. Payment for a Participating Party's share of an Acquired Interest is due within 30 days after the participation election was due. Failure to timely make any portion of such payment as is not in good faith dispute shall result in a forfeiture of the right to participate in same. In the event a rig is drilling within one mile of the Prospect Area to which any particular Acquired Interest relates, the period within which an election must be made shall be reduced from 30 days to 48 hours (exclusive of weekends and legal holidays). Notice of the 48-hour election data shall be set out in the election notification notice. Anything to the contrary contained herein notwithstanding, a sale, exchange, gift or other disposition of any part of an AMI Party's interest in any Leases, Options or Farm-Ins to any other AMI Party hereto shall not be deemed to be an Acquired Interest for purposes of this
Section 2.2, and this Section 2.2 shall not apply to any such sale, exchange, gift or other disposition.

     Section 2.3. Effect of a Party's Election Regarding Participation. Should all of the AMI Parties elect to participate in an acquisition of an Acquired Interest, upon payment of its Ownership Interest Share of the acquisition costs (or to the extent not yet due, upon agreement to pay when due), each AMI Party shall be entitled to its Ownership Interest Share of the Acquired Interest, and the Acquiring Party shall execute an Assignment, in substantially the form attached hereto as Exhibit B, in favor of the Notified Parties. If any AMI Party elects not to participate in any particular Acquired Interest, the Ownership Interest Share for each AMI Party electing to participate shall, unless all of the Parties electing to participate agree otherwise, be the percentage determined by dividing, for each participating AMI Party, the Ownership Interest Share otherwise applicable (if all Parties had participated) to such participating AMI Party by the total Ownership Interest Share for all participating AMI Parties; the Acquiring Party shall then execute in favor of those Notified Parties electing to participate in such Acquired Interest an Assignment, in substantially the form attached hereto as Exhibit B, with appropriate adjustments for relative quantum of interest being transferred. The AMI Parties that acquire part of a non-participating AMI Party's Ownership Interest Share in an Acquired Interest shall be responsible for a proportionate share of such non-participating AMI Party's share of the costs of such Acquired Interest. An Acquired Interest shall be subject to one or more JOA's, depending upon the Prospect Area(s) within which such Acquired Interest is situated, all as more particularly described in Section 2.5, below. Notwithstanding any provision hereof to the contrary, in the event an Acquired Interest also covers lands outside the AMI, the Acquiring Party shall be obligated to offer the Notified Parties the right to participate in the subject acquisition only insofar as it relates to the Acquired Interest (i.e., as limited to the extent it covers lands in the AMI). In the event the Acquiring Party voluntarily elects to authorize a Notified Party or Parties to participate in the entire acquisition (i.e., insofar as it covers lands within and without the AMI), any lands outside the AMI shall not become a part of the AMI and shall not otherwise be subject to the provisions of the Agreement.

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

     Section 2.4. Election as to Participation in Maintenance or Extension Costs. In the event maintenance or extension costs are incurred with respect to an Acquired Interest, each AMI Party that owns an Ownership Interest Share in such Lease, Option or Farm-In shall have the right to elect whether to participate in such maintenance or extension cost for the Lease, Option or Farm-In, utilizing the same procedures set forth in Sections 2.2 and 2.3 above for Acquired Interests; provided, however, that in the event that an AMI Party elects not to participate in a maintenance or extension cost, such AMI Party shall promptly relinquish and assign to the AMI Parties participating in such maintenance or extension cost (in proportion to their relative Ownership Interest Shares) all of such non-participating AMI Party's Ownership Interest Share in the Acquired Interest that would have been relinquished or lost if the maintenance or extension cost had not been paid.

     Section 2.5. JOA's. Immediately upon execution hereof, each Prospect Area within which both AMI Parties own a Lease, Option and/or Farm-In interest shall be deemed subject to a separate JOA in substantially the form attached hereto as Exhibit E. Within thirty (30) days after written request by either AMI Party, the other AMI Party shall formally execute a JOA covering any Prospect Area within which both AMI Parties own a Lease, Option or Farm-In interest. Aspect agrees that BOG shall be named as the Operator under each JOA. In the event there is any irreconcilable conflict between the terms hereof and the terms of any JOA, the terms hereof shall control.

                                   ARTICLE III
     Acquisition by Aspect of Interest in BOG Leases and Use of G & G Data.

     Section 3.1. Conveyance and Payment of Consideration. Immediately upon execution of this Agreement, BOG shall execute in favor of Aspect an Assignment in substantially the form attached hereto as Exhibit D (the "BOG/Aspect Assignment"), and Aspect shall pay over to BOG the sum of $397,890, as full consideration for the properties covered thereby (herein and therein called the "Interests"). For a period of thirty (30) days from and after the date hereof, BOG shall, at its sole discretion, have the right to remove the Prospect Area described in Part Four of Exhibit A hereto ("Saenz Prospect Area") from the operation of this Agreement; failure to affirmatively so elect removal shall be deemed an election to maintain the Saenz Prospect Area under operation of this Agreement. If BOG elects to remove the Saenz Prospect Area from operation of this Agreement, (a) Aspect shall reassign to BOG all of its right, title and interest that was acquired pursuant hereto in the Saenz Prospect Area, together with its right to review and use any G & G Data related thereto, and (b) BOG shall immediately refund to Aspect the sum of $46,800 (being the portion of the consideration allocable to the Saenz Prospect Area and its allocable G & G
Data), and thereafter the Saenz Prospect Area shall no longer be included in the AMI Lands or otherwise subject to this Agreement. The Prospect Area described in Part Two of Exhibit A hereto (the Geissen Prospect Area") was prepared based upon the best information currently available to BOG. In the event, however, that the Geissen Prospect Area is reconfigured under the terms of that certain Geophysical Exploration Agreement, SW Danbury Project, dated as of July 1, 1996, such that BOG and Aspect are collectively entitled to less than a 40% working interest in the Initial Well to be drilled in the Geissen Prospect Area, Aspect shall have the right to remove the Geissen Prospect Area from the operation of this Agreement; failure to affirmatively so elect removal within 10 days after the date the prospect designation becomes effective shall be deemed an election to maintain the Geissen Prospect Area under this Agreement. If Aspect elects to remove the Geissen Prospect Area from operation of this Agreement, (a) Aspect shall reassign to BOG all of its right, title and interest in the Geissen Prospect Area that was acquired by Aspect pursuant hereto, together with its right to review and use any G & G Data related thereto, and (b) BOG shall immediately refund to Aspect the sum of $132,490 (being the portion of the consideration allocable to the Geissen Prospect Area and its allocable G & G
Data), and thereafter the Geissen Prospect Area shall no longer be included in the AMI Lands or otherwise subject to this Agreement.

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

     Section 3.2 Seismic Licenses.Notwithstanding any provision hereof to the contrary, neither this Agreement in general nor the defined term "G & G Data" in particular is intended to or shall be construed to cover any seismic or related data that is covered by a license or similar agreement in favor of BOG, it being recognized that interpretations of such data created by or on behalf of BOG are not covered by any such license or similar agreement and thus are covered hereby and expressly included in the defined term "G & G Data".

     Section 3.3 G & G Data. With respect to any G & G Data covered hereby, the following provisions shall apply:

     (a) During the term of this Agreement, Aspect shall have the right to review and use the G & G Data for its own purposes in evaluating the Prospect Areas; legal ownership of such G & G Data, however, shall remain solely vested in BOG.

     (b) Aspect shall keep and maintain the G & G Data strictly confidential and shall not disclose any G & G Data to any third party, except (i) employees, officers or directors of any such Party or employees, officers, directors or consultants of any lender or other supplier of material debt or similar proceeds, (ii) any third parties (including without limitation any governmental authority) to whom such G & G Data must be disclosed pursuant to applicable laws, rules, orders and/or regulations, (iii) third parties engaged in bona fide, good faith negotiations with any such Party to (A) acquire or be acquired by such Party(by merger, consolidation or stock acquisition), (B) acquire all or substantially all of the assets of such Party, including all of its interests in the AMI Lands, (C) participate with such Party in the exploration and/or development of the AMI Lands, (D) acquire all or a part of such Party's interests under this Agreement and in the AMI Lands, (E) consult with such Party in order to aid in analyzing or interpreting the G & G Data or in preparing reserve estimates, (F) invest in such Party by acquiring a material part of such Party's stock (or by having a material part of such third party's stock acquired by such Party) or by advancing material loan funds or some other form of debt proceeds, and/or (G) farm-out or otherwise transfer to such Party all or a portion of the third party's interest in the AMI Lands; provided that, prior to any such disclosure, the disclosee must execute a Confidentiality Agreement wherein it expressly recognizes and agrees to be bound by the confidentiality provisions hereof.

     (c) Aspect hereby releases BOG from any liability or obligations arising in relation to the G & G Data (or the processing or interpretation thereof), WHETHER OR NOT ANY SUCH LIABILITY OR OBLIGATIONS AROSE OR ARISE OUT OF OR OTHERWISE IN RELATION TO BOG'S SOLE OR CONCURRENT NEGLIGENCE OR STRICT LIABILITY.

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     (d) THE PARTIES  UNDERSTAND  THAT NONE OF BOG AND ITS OFFICERS,  EMPLOYEES,
AGENTS, CONSULTANTS AND SHAREHOLDERS (hereinafter collectively referred to as the "BOG GROUP") MAKE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND AS TO THE G & G DATA, INCLUDING WITHOUT LIMITATION, ITS FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR ACCURACY, AND THE BOG GROUP HEREBY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS OR WARRANTIES, AND ANY USE OF THE G & G DATA BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS, OR ANY ACTION TAKEN BY THE PARTIES OR THEIR SUCCESSORS OR ASSIGNS SHALL BE BASED SOLELY ON THEIR OWN JUDGMENT, AND NO MEMBER OF THE BOG GROUP SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTIES OR THEIR SUCCESSORS OR ASSIGNS FOR ANY LOSS, COST, DAMAGES, OR EXPENSE WHATSOEVER, INCLUDING INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCURRED OR SUSTAINED AS A RESULT OF THE USE OF OR RELIANCE UPON THE G & G DATA, REGARDLESS OF WHETHER OR NOT SUCH LOSS, COST, DAMAGE OR EXPENSE IS FOUND TO RESULT IN WHOLE OR IN PART FROM THE SOLE OR CONCURRENT NEGLIGENCE OR OTHER FAULT OF ANY MEMBER OF THE BOG GROUP. Each Party hereto waives all of the provisions of any applicable Deceptive Trade Practices or Consumer Protection Act ("DTPA"), other than Section 17.555 of the Texas DTPA, and expressly agrees and acknowledges that it (i) has assets of twenty-five million dollars or more, and (ii) has knowledge and experience in financial and business matters that enable it to evaluate the merits and risks of the transaction and operations contemplated by this Agreement, (iii) has been represented by counsel of its choosing, and (iv) is not in a significantly disparate bargaining position relative to each other Party to this Agreement, but has agreed to this provision in negotiations involving real choice on the part of each Party.

                                   ARTICLE IV
                             Participation in Wells

     Section 4.1. Limitation on Well Proposals. BOG and Aspect hereby agree that, until December 31, 1999, and notwithstanding any provision of any JOA to the contrary, Aspect shall not be authorized to propose the drilling of any Initial Well or Subsequent Well, except for the Initial Well to be drilled on the Prospect Area described in Part One of Exhibit A hereto (the "Dickson Prospect").

     Section 4.2 Elections.

     (i) Initial Wells. In the event that a Party elects not to participate in the drilling of the Initial Well proposed and then actually drilled within any particular Prospect Area, anything to the contrary contained herein or in the applicable JOA to the contrary, such Party (A) must permanently relinquish and assign (without reimbursement for costs) all of its right, title, interest and properties (whether legal or equitable, vested or contingent and whether real/immovable, personal/movable or mixed), other than the G & G Data in the case of BOG, in the applicable Prospect Area to the Parties participating in the drilling of such well (in the ratio that each participating Party's leasehold working interest in the acreage included within the Prospect Area for such well bears to the total of the leasehold working interests of all of the Parties hereto participating in the operation), (B) shall no longer (as of the date it elects not to participate in the drilling of the well) be deemed a party to the applicable JOA, and (C) shall not own or acquire, whether directly or indirectly, itself or through any Affiliate, representative, agent or broker, any Lease, Option, Farm-In or other interest in oil, gas and/or other minerals within such Prospect Area for a period of three (3) years from the date of this Agreement.

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     (ii) Subsequent  Wells. In the event a Party that elected to participate in the Initial Well drilled within any particular Prospect Area, thereafter elects not to participate in any Subsequent Well proposed and then drilled within such Prospect Area, anything to the contrary contained herein or in the applicable JOA to the contrary, such Party (A) must permanently relinquish and assign (without reimbursement for costs) all of its right, title, and interest and properties (whether legal or equitable, vested or contingent and whether real/immovable, personal/movable or mixed) in the wellbore of the Subsequent Well and a sufficient interest in the Leases, Options and Farm-Ins allocable to such Subsequent Well to afford the relinquishing party its full allowable share of production from the Subsequent Well (the "Subsequent Well Interests"), to the Parties participating in the drilling of such Subsequent Well (in the ratio that each participating Party's leasehold working interest in the acreage included within the Prospect Area for such well bears to the total of the leasehold working interests of all of the Parties hereto participating in the operation),
(B) shall no longer (as of the date it elects not to participate in the drilling of the Subsequent Well) be deemed a party to the applicable JOA insofar as it pertains to the Subsequent Well Interests, and (C) shall not own or acquire, whether directly or indirectly, itself or through any Affiliate, representative, agent or broker, any Lease, Option, Farm-In, Permit or other interest in oil, gas and/or other minerals directly relating to the Subsequent Well Interests for a period of three (3) years from the date of this Agreement.

     (iii) Completion Elections. In the event that a Party has participated in the drilling of the Initial Well in any particular Prospect Area, and then elects not to participate in a completion operation proposed for such well, such Party (A) must permanently relinquish (without reimbursement for costs) and assign all of its right, title, interest and properties (whether legal or equitable, vested or contingent and whether real/immovable, personal/movable or mixed) in the completed formation, insofar as it can be produced out of the wellbore of such well, (B) shall relinquish (as of the date it elects not to participate in the completion operation) all of its rights and interests under the JOA, insofar as it covers the relinquished completed formation, insofar as such completed formation can be produced out of the wellbore of such well, and
(C) shall not, for a period of three (3) years from the date of this Agreement, own or acquire, whether directly or indirectly, itself or through any Affiliate, representative, agent or broker, any Lease, Option, Farm-In, or other interest in oil, gas and/or other minerals located within the completed formation, insofar as such completed formation can be produced out of the wellbore of such well. In each of the foregoing cases, such relinquishment and assignment is to be made to the Parties participating in such completion in the ratio that each participating Party's leasehold working interest in the acreage included within the Prospect for such well bears to the total of the leasehold working interests of all of the Parties hereto participating in the operation. Where the completion election relates to a Subsequent Well in such Drilling Unit, the non-consent and other operative provisions of the applicable JOA shall govern completion point elections. If a Party has elected to participate in the drilling of a well and then elects not to participate in a proposed completion operation within the well, but then subsequently participates in the completion of another formation within the same well, such Party will be obligated to pay for its proportionate share of the completion operation costs which were previously incurred in completing the other formation in accordance with the drilling footage ratio method set forth in COPAS Bulletin No. 2 in paragraph B.1(b) for intangible costs and in paragraphs B.1 and B.2 for tangible costs.

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     (iv) Any well  drilled to  replace a well  drilled  within a Prospect  Area because of drilling or mechanical difficulties incurred in the drilling of such well shall be deemed to be the same well for purposes of the relinquishment and assignment provisions of this Section 4.2; provided, however, that only the Parties that participated in the original drilling of the well shall have the right to participate in the drilling of a replacement well for such well.

     (iv) In the event of any required relinquishment and assignment of interests as provided in this Section 4.2, the relinquishing Party shall promptly execute all conveyance instruments necessary to effectuate such relinquishment and assignment.

                                   ARTICLE V.
                                  Miscellaneous

     Section 5.1. Assignments. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns; provided, however, that the conveyance, assignment or other instrument of transfer vesting such transferee with all or part of such rights, interests and unaccrued obligations must expressly provide that the assignment, conveyance or other instrument of transfer is made subject to the terms and conditions contained in this Agreement and in the absence of such language any such attempted transfer shall be void and of no legal force and effect. In addition, in any such assignment, conveyance or other instrument of transfer, the transferee shall expressly agree to assume and be responsible for any liabilities, damages, obligations, covenants and agreements arising from and after the date of such assignment, conveyance or other instrument of transfer, in relation to or otherwise out of the properties, rights and interests that are the subject of this Agreement and/or such assignment, conveyance or other instrument of transfer, and the transferor shall remain responsible for any of the foregoing arising prior to the date of such assignment, conveyance or other instrument of transfer and in the absence of such language, any such attempted transfer shall be void and of no force and effect. Any subsequent assignment, conveyance or other instrument of transfer shall likewise contain express language so allocating responsibility as between transferor and transferee, and in the absence of such language any such attempted transfer shall be void and of no force and effect.

     Section 5.2. Termination. This Agreement shall terminate at the expiration of the AMI Term except as to any Prospect Area covered or deemed covered at such time by a JOA between the Parties, and as to each such Prospect Area the terms hereof, other than those set out in Sections 2.1 through 2.4, shall remain in force and effect for so long as the applicable JOA remains in force and effect.

     Section 5.3. Notices. All notices and other communications required or permitted under this Agreement shall be in writing, and unless otherwise specifically provided, shall be delivered personally, or by mail, telecopier or delivery service, to the addresses set forth opposite the signatures of the Parties below, and shall be considered delivered upon the date of receipt. Each Party may specify its proper address or any other post office address within the continental limits of the United States by giving notice to other Parties, in the manner provided in this section, at least ten (10) days prior to the effective date of such change of address.

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

     Section 5.4. Merger. This Agreement supersedes any and all prior and existing agreements, whether oral or in writing, between the Parties hereto with respect to the subject matter hereof and contains all of the covenants and agreements between the Parties with respect to the subject matter hereof. Each Party acknowledges that no Party to this Agreement or anyone on their behalf has made any representations, inducements, promises or agreements, orally or otherwise, relating to the subject matter of this Agreement that are not embodied herein.

     Section 5.5. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be binding upon the signing Party or Parties thereto as fully as if all Parties had executed one instrument, and all of such counterparts shall constitute one and the same instrument. If counterparts of this Agreement are executed, the signatures of the Parties, as affixed hereto, may be combined in and treated and given effect for all purposes as a single instrument. However, anything to the contrary contained herein notwithstanding, this Agreement shall not be binding upon any Party hereto unless and until all of the Parties sign a counterpart thereof.

     Section 5.6. CHOICE OF LAW/VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     This Agreement is executed by the Parties the dates set forth opposite their respective signatures below but is effective for all purposes as on of the date first set forth above.

Address:                                    BRIGHAM OIL & GAS, L.P.

6300 Bridge Point Parkway                   By:   Brigham, Inc., its
Building 2, Suite 500                             Managing General Partner
Austin, Texas  78730
(512)  427-3300
Fax: (512) 427-3400                         By:  /s/ Karen E. Lynch
                                                 --------------------
                                            Name:  Karen E. Lynch
Dated:  October 21, 1999                    Title:  Vice President



Address:                                    ASPECT RESOURCES LLC

511 16th Street, Suite 300
Denver, Colorado   80202
(303) 573-7011                              By:  /s/ Alex B. Campbell
                                                 ---------------------
Fax: (303) 573-7340                         Name:   Alex B. Campbell
                                                 ---------------------
                                            Title:  Vice President

Dated:  October 18, 1999


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